UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 17, 2013

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER INDUSTRIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 17, 2013, Roper Industries, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with DCMH Group Holdings, LLC ("DCMH"), Matador Acquisition Subsidiary, Inc. ("Acquisition Sub") and DCMH Stakeholder Representative, LLC, as representative of the unitholders of DCMH and holders of outstanding options to acquire common stock of DCMH Group Holdings, Inc., a subsidiary of DCMH (collectively, the "Sellers").

Pursuant to the terms and conditions of the Merger Agreement, Acquisition Sub will merge with and into DCMH Group, with DCMH Group surviving as a wholly owned subsidiary of the Company, on the closing date (the "Closing").

The aggregate purchase price payable to the Sellers at Closing is $1.0 billion in cash subject to adjustment reflecting that the acquisition of DCMH by the Company at Closing will be on a debt free, cash free basis with DCMH's transaction expenses borne by the Sellers. In addition, the aggregate purchase price payable at Closing may be subject to adjustment up or down to reflect the difference between estimated working capital at Closing and a target working capital range. The Sellers have agreed to place a portion of the purchase price due to the Sellers in escrow in connection with their indemnity obligations under the Merger Agreement and for customary post-closing adjustments, if any, to the purchase price with respect to final determinations of Closing working capital and Closing cash amounts.

The Merger Agreement contains customary representations, warranties and covenants of the Company, Acquisition Sub and DCMH. From the date of the Merger Agreement until the Closing, DCMH is required to conduct its business in the ordinary course consistent with past practice and to comply with certain covenants regarding the operation of its business. Subject to certain limitations, the Company will be indemnified for damages resulting from breaches of DCMH's representations, warranties and covenants made in the Merger Agreement, pre-closing taxes of DCMH and its subsidiaries and certain other matters.

The Closing is subject to customary closing conditions, including the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act").

The Merger Agreement provides for certain termination rights of the Company and DCMH including termination by DCMH or the Company if the Closing has not been consummated on or before September 30, 2013, but only if the party terminating the Merger Agreement (and in the case of the Company, either the Company or Acquisition Sub) has not materially breached the agreement and thereby prevented or frustrated the consummation of the transactions contemplated by the Merger Agreement.

The above description of the Merger Agreement does not purport to be complete and is included solely as a summary of the material terms of the Merger Agreement.

Item 8.01.  Other Events.

On April 17, 2013, the Company issued a press release announcing the Company's entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1 Press Release of the Company dated April 17, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Industries, Inc.
(Registrant)

BY:	/s/ John Humphrey
	John Humphrey, Executive Vice President and Chief Financial Officer	Date: April 18, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated April 17, 2013.